STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated February 16, 1996, among Goodkind Labaton Rudoff & Suchorow LLP, a New York limited liability partnership, having a principal place of business at 100 Park Avenue, New York, New York 10019 ("Seller"); and those individuals and entities that have executed this Agreement as of the date hereof and are named in Schedule A hereto as Purchasers (each, a "Purchaser" and, collectively, "Purchasers") or as Beneficial Owners (each, a "Beneficial Owner" and, collectively "Beneficial Owners"), having, in the case of individuals, residences and, in the case of other entities, principal places of business at the respective addresses set forth in Schedule A.

                               W I T N E S S E T H

      WHEREAS, Seller presently owns 177,559 shares (the "Shares") of the common stock of Global Intellicom, Inc. ("Global"), a Nevada corporation (the "Shares");

      WHEREAS, Seller, on the one hand, and Purchasers and Beneficial Owners, on the other hand, desire to enter into this Agreement pursuant to which Seller will sell, convey, and transfer to Purchasers and Purchasers will purchase and acquire from Seller the Shares, which constitute all shares of Global owned by Seller.

      NOW, THEREFORE, in consideration of the premises and in reliance upon the representations, warranties, and covenants hereinafter set forth, the parties agree as follows:

      1. The Sale and Purchase of Shares.

            (a) Subject to the terms and conditions hereof, Seller hereby sells to each Purchaser, and each Purchaser hereby purchases from Seller the number of Shares set forth opposite such Purchaser's name in Schedule A.

            (b) Each Purchaser shall pay to Seller as the purchase price for the Shares set forth opposite such Purchaser's name in Schedule A a sum equal to the product of $1.40 multiplied by the number of such Shares, aggregating $248,582.60 (the "Purchase Price"), payable by delivery of a certified check, or by wire transfer to the following account:

                        Citibank, N.A.
                        ABA No.  021  0000  89
                        Acct. No. 3755  6977
                        Re:   Goodkind Labaton Rudoff & Sucharow LLP

            (c) Upon the due execution and delivery of this Agreement and the payment of the Purchase Price, Seller shall deliver to Solomon & Moskowitz, P.C., as agent for the Purchasers, (i) one or more certificates evidencing the Shares, (ii) appropriate stock powers executed in blank with respect thereto, and (iii) a letter of instruction to the transfer agent in the form of Exhibit A hereto.

            (d) Notwithstanding any provision of this Agreement to the contrary, Seller shall not be required to sell any of the Shares pursuant to this Agreement unless all of the Shares are purchased by the Purchasers in accordance with the terms hereof. This Section 1(d) may be waived, in whole or in part, by Seller in writing.

            (e) It shall be a condition to the obligations of Seller and Purchasers hereunder that, upon execution and delivery of this Agreement, Solomon & Moskowitz, P.C., special counsel to Global, shall furnish Seller with a photocopy of the signed, written opinion dated as of the date hereof that such firm shall deliver to Global's transfer agent (which opinion shall be in form and substance satisfactory to Seller) that Seller may sell the Shares to Purchasers pursuant to this Agreement without registration of the Shares under the Securities Act of 1933, as amended, pursuant to the exemption afforded by
Section 4(1) of said Act.


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

      2. Representations and Warranties of Seller.

            Seller represents and warrants to Purchasers as follows:

            (a) Seller is a duly constituted limited liability partnership under New York law and it has full power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

            (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, and with notice or the lapse of time, or both, would not, (i) result in the breach of any of the terms or conditions of, or constitute a default under Seller's Partnership Agreement or any mortgage, bond, indenture, agreement, license, lease, or other instrument or obligation to which it is a party or by which it is bound, or (ii) in reliance upon, and subject to, (A) the representations, warranties and agreements of Purchasers and Beneficial Owners, (B) the accuracy of the matters referred to in Section 3(b)(ii)(D), violate any law, regulation, judgment, award, order, writ, injunction, or decree of any court, administrative agency, or governmental body, provided, however, that Seller does not represent or warrant that the sale of Shares pursuant to this Agreement will be in compliance with the registration provisions of the Securities Act of 1933, as amended.

            (c) No consent, approval, or authorization of, or declaration of filing with, any Federal, state, or local governmental or regulatory authority is required in connection with the valid execution and delivery of this Agreement by it or the performance by it of the transactions contemplated hereby, provided, however, that Seller does not represent or warrant that the sale of Shares pursuant to this Agreement will be in compliance with the registration provisions of


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

the Securities Act of 1933, as amended.

            (d) It is the beneficial and record owner of the Shares and, assuming the conditions to the representation set forth in (A) and (B) of
Section 2(b)(ii) are satisfied, and subject to the proviso set forth in that Section, Purchasers, upon payment for the Shares in accordance with the terms hereof, will obtain all right, title, and interest in and to the Shares, free and clear of all claims, encumbrances, defenses, liens, and setoffs.

            (e) Seller is not aware of any material information regarding Global other than (A) information regarding Global filed with the Securities and Exchange Commission, and (B) public announcements of Global.

      3. Representations, Warranties, and Covenants.

            (a) Each Purchaser hereby represents and warrants to Seller with respect to such Purchaser and each Beneficial Owner hereby represents and warrants to Seller with respect to such Beneficial Owner and Dasler Corp.:

                  (i) With respect to Dasler Corp., (A) such Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, (B) such Purchaser has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby, which have been duly authorized by all requisite corporate action, and (C) all outstanding shares of common stock of such Purchaser are owned, directly and indirectly, beneficially and of record, by the persons who are identified in Schedule A as the Beneficial Owners.

                  (ii) With respect to each Purchaser other than Dasler Corp., such


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

Purchaser has full right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

                  (iii) This Agreement has been duly executed and delivered by each Purchaser and Beneficial Owner and is valid and binding upon such Purchaser or Beneficial Owner in accordance with its terms.

                  (iv) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, and with notice or the lapse of time, or both, would not, (A) with respect to Dasler Corp., result in the breach of any of the terms or conditions of, or constitute a default under, such Purchaser's Certificate of Incorporation or By-Laws, or (B) result in the breach of any of the terms or conditions of, or constitute a default under, any mortgage, bond, indenture, agreement, lease, or other instrument or obligation to which any Purchaser or Beneficial Owner is a party or by which it is bound, or (C) in reliance upon, and subject to, the representations, warranties and agreements of Seller hereunder, violate any law, regulation, judgment, award, order, writ, injunction, or decree of any court, administrative agency, or governmental or regulatory body.

                  (v) No consent, approval, or authorization of, or declaration or filing with, any Federal, state, or local governmental or regulatory authority is required in connection with the valid execution and delivery of this Agreement or the performance by any Purchaser or Beneficial Owner of the transactions contemplated hereby.

            (b) (i) Each Purchaser and Beneficial Owner understands that the Shares are being offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom based upon Purchaser's representations


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

and warranties.

                  (ii) Each Purchaser and Beneficial Owner represents and warrants to, and agrees with, Seller that:

                        (A) Such Purchaser is purchasing the Shares for investment purposes and with no intention of distributing or reselling any Shares or any interest therein. Each Purchaser and each Beneficial Owner has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the purchase of the Shares and acknowledges that in purchasing the Shares such Purchaser or Beneficial Owner is able to bear, and is prepared to continue to bear, the economic risk of the ownership oft he Shares for an indefinite period of time, because none of the Shares have been registered under the Securities Act and cannot be sold unless they are registered under the Securities Act and applicable state laws, or unless exemptions from such registration are available to Purchaser. In addition, each Purchaser and each Beneficial Owner acknowledges and agrees that a stop transfer order will be maintained by Global's transfer agent against the Certificates representing the Shares to be transferred to each Purchaser and that such Certificates shall bear a restrictive legend in customary form for securities not registered under the Securities Act.

                        (B) Schedule A correctly sets forth (Y) the tax identification number of each Purchaser and the name, and residence address of each Purchaser other than Dasler Corp. and the principal place of business of Dasler Corp., and (Z) the name, residence address and tax identification number of each Beneficial Owner, being, collectively, all of the direct and indirect beneficial and record owners of all outstanding shares of common stock of Dasler Corp.


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

                        (C) Each Purchaser and each Beneficial Owner is not aware of any material information regarding Global other than (Y) information regarding Global filed with the Securities and Exchange Commission, and (Z) public announcements of Global and their knowledge of Global and its business and affairs.

                        (D) Global has on this date represented and warranted to the Purchasers and Beneficial Owners that (X) Global is not aware of any fact, circumstance, development, contingency, business or financial condition of it or of its affiliates, which would make the filings rendered to date with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, materially misleading, and that such filings do not omit to state any materially misleading, and that such filings do not omit to state any material fact required to be made in order to make the statements made in such filings not misleading, (Y) Global has made all filings required under the terms of the Securities and Exchange Act of 1934, as amended, and the rules thereunder; and (Z) there has been no material change in the assets, business or prospects of Global since the respective dates of such filings.

                  (c) Except as provided in this Agreement, neither Seller nor any of its agents, employees, members, representatives, or attorneys has made nay statement or representation to any other party regarding any fact or circumstance relied upon in entering into this Agreement, and neither any Purchaser nor any person, legal or natural, affiliated with, controlled by, controlling, or under common control with Purchaser, including, but not limited to, any Beneficial Owner of Purchaser, has relied upon any statement, representation or promise of Seller (or of any officer, agent, employee, representative or attorney for any other party) in executing this Agreement or in purchasing the Shares.


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

      4. Indemnification.

            (a) Each Purchaser, and each Beneficial Owner (each, an "Indemnitor" and, collectively, the "Indemnitors") shall indemnify, defend, and hold Seller harmless from and against all demands, claims, actions, or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including interest, penalties, and reasonable attorneys' fees and disbursements) (hereinafter collectively called "Claims") arising out of or in connection with any breach of any representation, warranty, or covenant, of such Indemnitor contained in this Agreement or any instrument delivered hereunder. Upon the assertion of any Claim that may give rise to a liability of an Indemnitor hereunder, Seller shall notify the Indemnitor of the existence of such Claim and shall give the Indemnitor reasonable opportunity to defend or settle such Claim at the Indemnitor's own expense and with counsel of Indemnitor's own selection. If the Indemnitor shall, within a reasonable time after such notice, fail to defend, Seller shall have the right to undertake the defense, compromise, or settlement of such Claim on behalf of, for the account of, and at the risk of the Indemnitor.

            (b) All of the representations, warranties, covenants and agreements of Seller, each Purchaser and each Beneficial Owner contained herein shall survive the consummation of the transactions contemplated hereby.

      5. Further Matters Related to the Transaction.

            (a) Each Purchaser and Seller shall bear his or its expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants.


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

            (b) If at any time, further documentation, assignments, transfers, or assurances in law are necessary or reasonably desirable to carry out the provisions hereof, Purchasers or Seller, as the case may be, shall execute and deliver any and all tax forms, elections, assignments, transfers, other documents, powers of attorney, and assurances in law and do all things reasonably necessary or proper to such end, and otherwise to carry out the provisions hereof.

            (c) Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee or mailed, certified or registered mail, postage prepaid, sent by recognized overnight courier, charges prepaid, or telegraphed, telexed, faxed, or telecopied and shall be deemed given when received by Seller at the address set forth above or by a Purchaser or Beneficial Owner at the address set forth for such Purchaser or Beneficial Owner in Schedule A. Any party may change the addresses to which notices or other communications are to be sent to it or him by giving written notice of any such change in the manner provided herein for giving notice.

      6. General.

            (a) The Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Any reference to the masculine gender shall also be deemed to refer to the feminine or neuter genders.

            (b) This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof.

            (c) This Agreement shall be governed by, construed under, and enforced in accordance with, the laws of the State of New York applicable to agreement made and to be


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

wholly performed therein. This Agreement has been negotiated, executed and is being performed in the State of New York. Any litigation based hereon, or arising out of, under or in connection with this Agreement, or actions of any of the parties hereto may be brought and maintained exclusively in the courts of the State of New York or in the United States District Court for the Southern District of New York. Each Purchaser each Beneficial Owner and Seller hereby expressly and irrevocably submit to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York, as set forth above, and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation, and further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York.

            (d) This Agreement shall inure to the benefit of, and be binding upon, the respective heirs, executors, administrators, successors, and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any third party, not a party hereto, any rights or remedies under or by reason of this Agreement.

            (e) This Agreement may be amended, modified, superseded, or cancelled, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by an instrument executed by the party to be charged. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition of any breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty of this Agreement.


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

            (f) This Agreement may be executed in any number of counterparts, each of which when executed and delivered by all the parties shall be deemed to be an original, but which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Purchasers:                                     Seller:


________________________                  GOODKIND LABATON RUDOFF
WAYNE ROGERS                                & SUCHAROW LLP


________________________                  By: _____________________________
AMY ROGERS                                      Richard P. Ackerman, Partner


________________________
SUSAN BENDER                              Purchasers:

________________________                  _________________________________
STANLEY TANNENBAUM                        ANTHONY CUCCHI, SR.

Beneficial Owners:                        DASLER CORP.


                                          By: ______________________________

____________________________                          ______________, President


AMANDA _______________


____________________________              __________________________________
MARTI MULLER                              HOWARD MAIDENBAUM

                                          __________________________________
                                          DAVID MORTMAN


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

                                   SCHEDULE A

                       RESIDENCES OR PRINCIPAL        NAMES, RESIDENCES AND TAX   NUMBER OF
                       PLACES OF BUSINESS AND TAX     ID NUMBERES OF              SHARES
NAME OF PURCHASER      ID NUMBERS OF PURCHASER        BENEFICIAL OWNERS           PURCHASED   PURCHASE PRICE
-----------------      --------------------------     -------------------------   ---------   --------------
ANTHONY CUCCI                                                                     27,593      $38,630.20



DASLER CORP.                                                                      27,593      $38,630.20






HOWARD MAIDENBAUM                                                                 27,594      $38,631.60



DAVID MORTMAN                                                                     27,593      $38,630.20



WAYNE AND AMY ROGERS                                                              27,593      $38,630.20



SUSAN BENDER                                                                      27.593      $38.630.20



STANLEY TANNENBAUM                                                                12,000      $16,800.00

